Exhibit 99.1

Village Farms Reports Q1 2026 Results

Driven by Record International Export Sales

•
Recent Facility Upgrades Expand Company’s Leadership Position with World’s Largest EU-GMP Certified Cannabis Facility; International Export Sales Grew 171% as Demand Continues to Increase
•
Consolidated Net Sales Increased 27% to $50.2 Million with Net Income of $2.9 Million or $0.03 Per Share
•
Adjusted EBITDA from Continuing Operations Increased 118% to $9.9 Million or 20% of Sales
•
Netherlands and Canadian Expansions Expected to Contribute to Stronger Sales During 2H’26
•
After $6.4 Million of Share Repurchases, $9.2 Million in Capital Expenditures, and $15.0 Million of Income Taxes Paid in Q1, Company Expects to Grow its Cash Balance from Operating Cash Flow through Year End

VANCOUVER, British Columbia, May 11, 2026 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today reported financial results for its quarter ended March 31, 2026. All figures are in U.S. dollars unless otherwise indicated.

Notice Regarding Changes to Segment Financial Reporting

During the first quarter of 2026, the Company realigned its structure toward a unified cannabis operating model, including changes and additions to its leadership team, to gain operational efficiencies and better align resources with customer and market opportunities. The Company's operations are now organized, managed and classified into one reportable segment—Cannabis. The Company’s remaining operations are not reportable segments, as defined by the applicable accounting standard, and are classified as Other. Corporate expenses reflect the operations costs that are not allocated to the Company's operating units.

Management Commentary

President and Chief Executive Officer Michael DeGiglio commented, “Our first quarter results reflect a strong start to the year and continued momentum in our largest markets, with adjusted EBITDA growth of 118% year-over-year significantly outpacing revenue growth of 27%, driven by our international businesses and continued leadership in Canada. Our operations and commercial teams are executing with precision, delivering continued margin strength and a fourth consecutive quarter of positive net income which clearly demonstrates the sustainably profitable nature of our expanding global cannabis enterprise.”

“In Canada, we’re continuing to benefit from efforts to shift our business toward higher‑margin products, growing market share in targeted and profitable product categories, and our Pure Sunfarms brand has now increased its share of dried flower formats for 15 consecutive months. It was also a record quarter of international medical export sales, which grew 171% year-over-year and 60% sequentially, supported by increasing demand for Village Farms’ EU-GMP compliant products, particularly in Germany where we are capturing an increasing share of a growing market and continue to see a stable pricing environment for our products for the foreseeable future.”

“After making recent facility upgrades at our 4.8 million square foot production campus in British Columbia, we now believe we operate the world’s largest EU-GMP certified cannabis facility. Our production capabilities, product quality, and regulatory and supply chain excellence provide us with a unique collection of durable competitive advantages that we have methodically built over the last six years. Our capacity expansion projects will begin contributing to stronger sales growth through the remainder of this year and into 2027, and we look forward to showcasing the combined strengths of our global platform as the year progresses.”

“We remain in an excellent position to continue scaling profitably with increasing global demand, and believe the strength of our balance sheet and cash generation profile will enable flexibility to make additional accretive organic and acquisitive growth investments. We have a lot of attractive opportunities emerging for us in the U.S. and international markets, but we plan to be prudent and patient with respect to the various strategic M&A opportunities we are pursuing.”

First Quarter 2026 Financial Highlights

(All comparable periods are for the first quarter of 2025 unless otherwise stated)

Cannabis Operations

•
Net sales increased 27% to $49.7 million from $39.2 million;
•
International export sales increased 171%; Canadian retail branded sales increased 5%; Netherlands sales increased 448%;
•
Gross margin increased to 43% from 39% in the prior year period;
•
Net income improved to $4.8 million from $2.8 million, an increase of 68% year-over-year;
•
Adjusted EBITDA from continuing operations increased 48% to $10.2 million or 20.5% of sales, compared to $6.9 million or 17.5% of sales in the prior year period;
•
Cash flow used in operations was ($11.8) million, driven by the impact of US $15.0 million of Canadian income taxes paid in Q1 2026 related to tax obligations from the previous fiscal year.

Strategic Growth and Operational Highlights

•
Surpassed the high end of its targeted gross margin range for cannabis of 30-40% for the fourth consecutive quarter; and recorded positive EPS from continuing operations for the fourth consecutive quarter.
•
Maintained a top five overall market share position in the Canadian market, and continued to hold the number one market share position in dried flower. The Company’s Pure Sunfarms brand expanded its market share position for the 15th consecutive month in April, reflecting improving consumer preference for the Company’s strains following recent introductions of packaging innovations that showcase the Company’s flower quality and aromas1.
•
International export sales from Canada increased 171% year-over-year to a record high of $14.6 million. The Company believes it remains the largest exporter of medical cannabis to Europe, with three of the top five leading cultivars in Germany and four of the top 10 through our distribution partners2.
•
The Company recently completed facility upgrades at its 4.8 million square foot production campus in Delta, British Columbia, the Company now believes it operates the world’s largest EU-GMP certified cannabis facility.
•
Began planting the first half of its Delta 2 greenhouse expansion in Canada, which is expected to begin contributing to sales late in the second quarter of 2026. The full expansion is expected to yield an incremental 40 metric tonnes of annualized cannabis production, expanding Canadian capacity by approximately 33% once completed in 2027.
•
The Company expects to commence all operations at its Phase II facility in the Netherlands during Q2 and ramp to full capacity by the end of 2026. Once operating at full capacity, the Phase II facility is expected to quintuple total Netherlands production to approximately 10 metric tonnes annually.

Corporate and Other

•
Began a succession planning process for Chief Financial Officer Steve Ruffini, who will remain an employee of the Company to help ensure a smooth transition of CFO responsibilities, and will be appointed to a new leadership position focused on evaluating strategic M&A opportunities.
•
Favorably amended and extended its loan with its long-term lender, Farm Credit Canada (FCC). The Company improved the interest rate on the loan by 50 basis points and extended the maturity date by three years and nine months to February 3, 2031. The FCC loan carries a variable interest rate currently below 7.0%, with a current balance of US $15.4 million.
•
On April 23, 2026, President Trump issued an executive order to (1) immediately place both FDA-approved products containing marijuana and marijuana products regulated by a state medical marijuana license in Schedule III of the Controlled Substances Act, and (2) initiate an expedited administrative hearing process to consider the broader rescheduling of marijuana from Schedule I to Schedule III, which is expected to commence on June 29, 2026. The Company believes it is poised to benefit from President Trump's Executive Order, which, if the broader rescheduling is enacted as anticipated, would represent a consequential step in modernizing U.S. cannabis policy and support the development of a regulatory framework more aligned with international drug policies.
1.
Based on estimated retail sales from HiFyre, other third parties and provincial boards.
2.
Based on Company estimates and rankings compiled by German outlet Flowzz.

Conference Call

Village Farms’ management team will host a conference call to discuss its first quarter 2026 financial results today, Monday, May 11, 2026, at 8:30 a.m. ET. Participants can access the conference call via a webcast at Village Farms First Quarter 2026 Conference Call Webcast or on the Company website at Village Farms - Events. Participants wanting to access the conference call by telephone must register in advance at Village Farms First Quarter 2026 Conference Call Registration to receive telephone dial-in information.

The live question and answer session will be limited to analysts; however, others are invited to submit questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email during the question-and-answer session as time permits.

About Village Farms International, Inc.

Village Farms is a global leader in cannabis, plant-based consumer packaged goods, and sustainable innovation. With a legacy built on decades of Controlled Environment Agriculture expertise and Dutch farming practices, today the Company is one of the world’s largest and most profitable cannabis operators with an asset portfolio that spans over 7 million square feet of advanced greenhouse and indoor cultivation assets.

In Canada, Village Farms operates the world’s largest EU-GMP certified cannabis facility at its production campus in Delta, British Columbia, and exports products to international medical markets. The Company is also a market share leader in dried flower formats and produces and distributes some of the country’s highest quality and best-selling strains, including its flagship Pure Sunfarms Pink Kush, one of the most widely consumed strains on the planet. Village Farms’ Canadian brand portfolio includes Pure Sunfarms, Fraser Valley Weed Co., Soar, Super Toast, Pure Laine, Tam Tams and Promenade.

In the Netherlands, the Company is one of only ten licensed operators in the country’s regulated cannabis program, and in the United States its CBDistillery brand is one of the country’s premier cannabinoid wellness platforms, and it also holds equity interests in cannabis businesses in Australia and Germany. Beyond cannabis, the Company’s Clean Energy division transforms landfill gas into renewable natural gas, and it also holds an equity interest in Verdexa Holdings (formerly Vanguard Food LP), a private venture pursuing strategic acquisitions to build a premier branded food platform in North America.

Contact Information

Sam Gibbons

Senior Vice President, Corporate Affairs

Phone: (407) 936-1190 ext. 328

Email: sgibbons@villagefarms.com

Lawrence Chamberlain

LodeRock Advisors

Phone: (416) 519-4196

Email: lawrence.chamberlain@loderockadvisors.com

Cannabis Performance Summary

($ US thousands, except % metrics)	Three Months Ended March 31,
	2026	2025	Change
Total Net Sales	$49,744	$39,227	27%
Total Cost of Sales	$28,436	$23,958	19%
Gross Profit	$21,308	$15,269	40%
Gross Margin %	43%	39%	10%
SG&A	$14,820	$11,736	26%
Net income	$4,780	$2,848	68%
Adjusted EBITDA from Continuing Operations (1)	$10,196	$6,889	48%
Adjusted EBITDA from Continuing Operations Margin (1)	20%	18%	11%
Cash flow from Operations	$($11,810)	$2,886	NM

(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA from continuing operations includes the Company’s 80% interest in Rose LifeScience.

Composition of Sales by Channel

	For the Three Months Ended March 31,
Classification	2026	2025
Cannabis:
Canadian Branded (1)	$23,848	$22,761
Canadian Non-Branded	5,377	6,279
International Exports	14,581	5,388
U.S. Cannabis	3,133	3,904
Netherlands Branded	2,663	486
Other	142	409
Total Cannabis	49,744	39,227
Other:
Produce	108	27
Clean Energy	386	426
Total Revenue	$50,238	$39,680
(1)
Canadian Branded revenues are shown net of excise tax on products. Excise tax on products was $15,903 and $13,947 for the three months ended March 31, 2026 and 2025, respectively.

Presentation of Financial Results

The Company’s financial statements for the three months ended March 31, 2026, as well as the comparative period for 2025, have been prepared and presented under United States Generally Accepted Accounting Principles (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	Three Months Ended March 31,
	2026	2025
Sales	$50,238	$39,680
Cost of sales	(29,252)	(25,501)
Gross profit	20,986	14,179
Selling, general and administrative expenses	(15,942)	(14,619)
Interest expense	(523)	(701)
Interest income	608	75
Foreign exchange (loss) gain	(548)	(84)
Other (loss) income	(184)	22
Income (loss) before taxes and equity method investment income	4,397	(1,128)
Provision for income taxes	(1,668)	(983)
Equity method investment income, net of tax	—	—
Income (loss) from continuing operations	2,729	(2,111)
(Loss) Income from discontinued operations, net of tax	—	(5,004)
Income (loss) including non-controlling interests	2,729	(7,115)
Less: net (income) loss attributable to non-controlling interests, net of tax	188	412
Net income (loss) attributable to Village Farms International, Inc. shareholders	$2,917	$(6,703)
Adjusted EBITDA from continuing operations(1)	$9,890	$4,546
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.03	$(0.02)
Discontinued operations	-	(0.04)
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.03	$(0.06)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.02	$(0.02)
Discontinued operations	$—	$(0.04)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.02	$(0.06)
(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA from continuing operations includes the Company’s 80% interest in Rose LifeScience.

We caution that our results of operations for the three months ended March 31, 2026 and 2025 may not be indicative of our future performance.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For The Three Months Ended March 31, 2026
	Cannabis	Other	Corporate	Total
Sales	$49,744	$494	$—	$50,238
Cost of sales	(28,436)	(816)	—	(29,252)
Selling, general and administrative expenses	(14,820)	(512)	(610)	(15,942)
Other expense, net	(311)	(222)	(114)	(647)
Income (loss) before taxes and equity method investment income	6,177	(1,056)	(724)	4,397
Provision for income taxes	(1,585)	(83)	—	(1,668)
Equity method investment income, net of tax	—	—	—	—
Income (loss) including non-controlling interests	4,592	(1,139)	(724)	2,729
Less: net loss attributable to non-controlling interests, net of tax	188	—	—	188
Net income (loss)	$4,780	$(1,139)	$(724)	$2,917
Adjusted EBITDA from Continuing Operations(1)	$10,196	$(23)	$(283)	$9,890
Basic income (loss) per share	$0.05	$(0.01)	$(0.01)	$0.03
Diluted income (loss) per share	$0.04	$(0.01)	$(0.01)	$0.02

	For The Three Months Ended March 31, 2025
	Cannabis	Other	Corporate	Total
Sales	$39,227	$453	$—	$39,680
Cost of sales	(23,958)	(1,543)	—	(25,501)
Selling, general and administrative expenses	(11,736)	(743)	(2,140)	(14,619)
Other (expense) income, net	(202)	(526)	40	(688)
Income (loss) before taxes and equity method investment income	3,331	(2,359)	(2,100)	(1,128)
Provision for income taxes	(895)	(69)	(19)	(983)
Equity method investment income, net of tax	—	—	—	—
Income (loss) from continuing operations	2,436	(2,428)	(2,119)	(2,111)
Income (loss) from discontinued operations, net of tax	—	(5,004)	—	(5,004)
Income (loss) including non-controlling interests	2,436	(7,432)	(2,119)	(7,115)
Less: net loss attributable to non-controlling interests, net of tax	412	—	—	412
Net income (loss)	$2,848	$(7,432)	$(2,119)	$(6,703)
Adjusted EBITDA from Continuing Operations(1)	$6,889	$(332)	$(2,011)	$4,546
Basic income (loss) per share from continuing operations	$0.03	$(0.03)	$(0.02)	$(0.02)
Basic income per share from discontinued operations	$-	$(0.04)	$-	$(0.04)
Basic income (loss) per share	$0.03	$(0.07)	$(0.02)	$(0.06)
Diluted income (loss) per share from continuing operations	$0.03	$(0.03)	$(0.02)	$(0.02)
Diluted income per share from discontinued operations	$-	$(0.04)	$-	$(0.04)
Diluted income (loss) per share	$0.03	$(0.07)	$(0.02)	$(0.06)

(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company.

Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income (Loss)

The following tables reflect a reconciliation of Adjusted EBITDA from continuing operations to net income (loss) from continuing operations, as presented by the Company:

	For The Three Months Ended March 31, 2026
(in thousands of U.S. dollars)	Cannabis	Other	Corporate	Total
Net income (loss) from continuing operations	$4,780	$(1,139)	$(724)	$2,917
Add:
Amortization and depreciation	3,502	777	24	4,303
Foreign currency exchange (gain) loss	75	80	393	548
Interest expense (income), net	19	176	(280)	(85)
Provision for income taxes	1,585	83	—	1,668
Share-based compensation	72	—	304	376
Deferred financing fees	72	—	—	72
Loss on disposal of assets	118	—	—	118
Adjustments attributable to non-controlling interest	(27)	—	—	(27)
Adjusted EBITDA from continuing operations(1)	$10,196	$(23)	$(283)	$9,890

	For The Three Months Ended March 31, 2025
(in thousands of U.S. dollars)	Cannabis	Other	Corporate	Total
Net income (loss) from continuing operations	$2,848	$(2,428)	$(2,119)	$(1,699)
Add:
Amortization and depreciation	2,938	1,457	44	4,439
Foreign currency exchange loss (gain)	(51)	48	(15)	(18)
Interest expense (income), net	141	509	(24)	626
Provision for (recovery of) income taxes	895	69	19	983
Share-based compensation	48	13	84	145
Adjustments attributable to non-controlling interest	70	—	—	70
Adjusted EBITDA from continuing operations(1)	$6,889	$(332)	$(2,011)	$4,546

(1)
Adjusted EBITDA from continuing operations is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA from continuing operations presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA from continuing operations is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company.

This press release is intended to be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026, which will be filed with the Securities and Exchange Commission and will be available at www.sec.gov, and will also be filed in Canada on SEDAR (www.sedarplus.ca). In addition, quarterly financial reports can be found on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, tariffs, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry, the cannabis industry and market and our energy segment are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Corp. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”), Balanced Health Botanicals, LLC (“Balanced Health”), and Village Farms International B.V. (“VF International”); the limited operational history of the Delta RNG Project in our energy segment and VF International; the legal status of the cannabis business of Pure Sunfarms, Rose and VF International and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis and cannabinoid (CBD) products in the United States; risks relating to the implementation and enforcement of the Continuing Appropriations, Agriculture, Legislative Branch, Military Construction and Veterans Affairs, and Extension Act, 2026; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada as well as exports; risks related to the start-up of international production at our Netherlands operations; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for our Canadian operational facilities, and changes in our regulatory requirements; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. Federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade and the potential for tariffs and other trade restrictions; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; elevated interest rates; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this Press Release and the Company’s most recently filed annual report on Form 10-K.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Village Farms International, Inc.

Condensed Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$50,468	$81,189
Restricted cash	5,059	5,063
Trade receivables, net	26,643	23,151
Inventories, net	44,420	41,519
Other receivables	1,374	324
Prepaid expenses and deposits	3,965	3,191
Total current assets	131,929	154,437
Non-current assets
Property, plant and equipment, net	189,560	185,712
Investments	6,276	6,276
Goodwill	43,653	44,365
Intangibles, net	22,458	23,647
Deferred tax asset	611	694
Right-of-use assets	3,821	4,066
Other assets	2,576	3,899
Total assets	$400,884	$423,096
LIABILITIES
Current liabilities
Trade payables	$9,948	$15,747
Current maturities of long-term debt	4,973	4,885
Accrued sales taxes	7,409	8,695
Accrued liabilities	17,117	13,960
Lease liabilities - current	1,198	1,198
Income tax payable	—	12,151
Other current liabilities	2,456	1,950
Total current liabilities	43,101	58,586
Non-current liabilities
Long-term debt	30,776	28,769
Deferred tax liability	17,711	18,494
Lease liabilities - non-current	3,530	3,855
Other non-current liabilities	1,979	3,330
Total liabilities	97,097	113,034
MEZZANINE EQUITY
Redeemable non-controlling interest	9,819	10,164
SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 114,048,023 shares issued and outstanding at March 31, 2026 and 115,722,312 shares issued and outstanding at December 31, 2025.	392,898	392,380
Additional paid in capital	23,382	29,374
Accumulated other comprehensive loss	(12,654)	(9,281)
Retained earnings	(109,658)	(112,575)
Total shareholders’ equity	293,968	299,898
Total liabilities, mezzanine equity and shareholders’ equity	$400,884	$423,096

Village Farms International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Sales	$50,238	$39,680
Cost of sales	(29,252)	(25,501)
Gross profit	20,986	14,179
Selling, general and administrative expenses	(15,942)	(14,619)
Interest expense	(523)	(701)
Interest income	608	75
Foreign exchange (loss) gain	(548)	(84)
Other (loss) income	(184)	22
Income (loss) before taxes and equity method investment income	4,397	(1,128)
Provision for income taxes	(1,668)	(983)
Equity method investment income, net of tax	—	—
Income (loss) from continuing operations	2,729	(2,111)
(Loss) Income from discontinued operations, net of tax	—	(5,004)
Income (loss) including non-controlling interests	2,729	(7,115)
Less: net (income) loss attributable to non-controlling interests, net of tax	188	412
Net income (loss) attributable to Village Farms International, Inc. shareholders	$2,917	$(6,703)
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.03	$(0.02)
Discontinued operations	-	(0.04)
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.03	$(0.06)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.02	$(0.02)
Discontinued operations	$—	$(0.04)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.02	$(0.06)

Village Farms International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows (used in) provided by operating activities:
Income (loss) from continuing operations including non-controlling interests	$2,729	$(2,111)
Adjustments to reconcile net income (loss) attributable to Village Farms International, Inc. shareholders to net cash used in operating activities of continuing operations:
Depreciation and amortization	4,303	4,439
Amortization of deferred charges	72	—
Interest expense	523	701
Interest paid on long-term debt	(394)	(794)
Unrealized foreign exchange (gain) loss	71	49
Loss on disposal of assets	118	—
Non-cash lease expense	244	196
Share-based compensation	376	145
Deferred income taxes	(415)	(663)
Changes in non-cash working capital items	(24,390)	(5,729)
Net cash used in operating activities from continuing operations	(16,763)	(3,767)
Cash flows (used in) provided by investing activities:
Purchases of property, plant and equipment	(9,227)	(1,249)
Other investing activities	—	(300)
Net cash used in investing activities from continuing operations	(9,227)	(1,549)
Cash flows (used in) provided by financing activities:
Proceeds from borrowings	3,589	—
Repayments on borrowings	(1,208)	(1,384)
Share repurchases	(6,368)	—
Proceeds from exercise of warrants and options	469	—
Other financing activities	(186)	—
Net cash used in financing activities from continuing operations	(3,704)	(1,384)
Discontinued Operations
Net cash (used in) provided by operating activities from discontinued operations	—	(2,610)
Net cash (used in) provided by investing activities from discontinued operations	—	(1,290)
Net cash (used in) provided by financing activities from discontinued operations	—	1,000
Net cash flows used in discontinued operations	—	(2,900)
Effect of exchange rate changes on cash and cash equivalents	(1,031)	93
Net increase (decrease) in cash, cash equivalents and restricted cash	(30,725)	(9,507)
Cash, cash equivalents and restricted cash, beginning of period	86,252	24,631
Cash, cash equivalents and restricted cash, end of period	$55,527	$15,124